AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated and effective as of March 18, 2011, is made by and among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Borrower"), the Guarantors party hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the "Agent") and the BANKS (as hereinafter defined) party hereto.
W I T N E S S E T H:
WHEREAS, reference is made to that certain Credit Agreement, dated as of December 13, 2007, by and among the Borrower, the Guarantors party thereto, the Banks party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents, Citibank, N.A. and The Bank of Nova Scotia, as documentation agents, and the Agent (as amended, restated or otherwise modified in accordance with its terms, the "Credit Agreement");
WHEREAS, the Borrower has requested that Section 8.2.1 [Indebtedness] of the Credit Agreement be modified to allow Borrower to incur certain unsecured Indebtedness on terms substantially similar to the terms of its permitted NJR Note Agreements and subject to, among other limitations, an aggregate unsecured Indebtedness cap of 65% of Consolidated Total Capitalization consistent with existing clause (v) of Section 8.2.1; and
WHEREAS, the Agent and Required Banks are willing to so amend the Credit Agreement, on the terms and conditions hereinafter provided.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Definitions.
Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.
2.Amendment to Credit Agreement.
Section 8.2.1 [Indebtedness] of the Credit Agreement is hereby amended by deleting the word "and" appearing after clause (xiii) thereof, deleting the "." appearing after clause (xiv) thereof and inserting in its place "; and", and inserting the following new clause (xv) therein:
(xv)    Additional Indebtedness in respect of senior notes of the Borrower issued after the Closing Date, so long as such additional Indebtedness: (a)(i) is unsecured, (ii) is on terms (including, without limitation the events of default, negative covenants, financial covenants and prepayment, redemption and repurchase provisions) not materially more restrictive than the NJR Note Agreements unless the Borrower shall have irrevocably offered the Agent and the Banks to enter at any time into an amendment of this Agreement to add to this Agreement substantially similar covenants, provisions or Events of Default, as the case may be, (iii) has maturity dates no earlier than 180 days after the Expiration Date, and (iv) has an interest rate not materially in excess of prevailing rates at such time for like transactions with a borrower of comparable credit rating to the Borrower, and (b) when taken together with the Indebtedness permitted by clause (v) of this Section 8.2.1 shall not exceed at any time outstanding 65% of Consolidated Total Capitalization.

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3.Conditions of Effectiveness.
The effectiveness of the amendment to the Credit Agreement set forth in Section 2 of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:
(a)Agent shall have received from the Borrower, the Guarantors and the Required Banks an executed original of this Amendment; and

(b)Both before and after giving effect to this Amendment, the representations and warranties of the Borrower and the other Loan Parties contained in Section 6 of the Credit Agreement (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8.2 [Financial Statements], and Section 6.1.21 [Environmental Matters]) and in each of the other Loan Documents shall be true and accurate as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof, and no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing or shall exist.

4.Miscellaneous.

(a)Force and Effect; Reaffirmation. Any reference to the Credit Agreement in any Loan Document or any other document, instrument, or agreement shall hereafter mean and include the Credit Agreement as amended hereby, and this Amendment shall be considered a Loan Document. The Credit Agreement (as amended hereby) and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect, and the Borrower and Guarantors hereby reaffirm all of their obligations under the Credit Agreement (as amended hereby) and other Loan Documents to which they are party.

(b)Governing Law. This Amendment shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York.

(c)Counterparts. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)Payment of Fees and Expenses. The Loan Parties unconditionally agree to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out‑of‑pocket costs, expenses and disbursements, including without limitation to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, the reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment, and all other documents or instruments to be delivered in connection herewith.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.
BORROWER:

ATTEST:    NEW JERSEY RESOURCES CORPORATION

/s/Rhonda M. Figueroa            By: /s/Glenn C. Lockwood                [Seal]
Name:     Rhonda M. Figueroa            Name:    Glenn C. Lockwood
Title:     Corporate Secretary            Title:    Executive VP and CFO

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GUARANTORS:

COMMERCIAL REALTY AND RESOURCES CORP.

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP, CFO and Treasurer

NJR ENERGY CORPORATION

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP and CFO

NJR ENERGY SERVICES COMPANY

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP and CFO

NJR HOME SERVICES COMPANY

By:    /s/Stan Kosierowski
Name:    Stan Kosierowski
Title:    President

NJR INVESTMENT COMPANY

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    President

NJR SERVICE CORPORATION

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP and CFO

NJR ENERGY HOLDINGS CORPORATION

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP and CFO

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NJR ENERGY INVESTMENTS CORPORATION

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP and CFO

NJR PLUMBING SERVICES, INC.

By:    /s/Stan Kosierowski
Name:    Stan Kosierowski
Title:    President

NJR RETAIL HOLDINGS CORPORATION

By:    /s/Richard Reich
Name:    Richard Reich
Title:    Secretary

NJR STORAGE HOLDINGS CORPORATION

By:    /s/Glenn C. Lockwood
Name:    Glenn C. Lockwood
Title:    Senior VP, CFO and Treasurer

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BANKS:

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:    /s/Edward M. Tessalone
Name:    Edward M. Tessalone
Title:     Senior Vice President

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BANK OF AMERICA, N.A., individually and as a Syndication Agent

By:    /s/ Joon Ko
Name:    Joon Ko
Title:    Vice President

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RBS CITIZENS, N.A.

By:    /s/ Michael Ouellet
Name:    Michael Ouellet
Title:    Senior Vice President

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JPMORGAN CHASE BANK, N.A., individually and as a Syndication Agent

By:    /s/Nancy R. Barwig
Name:    Nancy R. Barwig
Title:    Credit Executive

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THE BANK OF NOVA SCOTIA, individually and as a Documentation Agent

By:    /s/Thane Rattew
Name:    Thane Rattew
Title:    Managing Director

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THE BANK OF NEW YORK MELLON

By:
Name:
Title:

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WACHOVIA BANK, NATIONAL ASSOCIATION

By:    /s/ James T. King
Name:    James T. King
Title:    Senior Vice President

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WILLIAM STREET COMMITMENT CORPORATION

By:    /s/Lauren Dey
Name:    Lauren Dey
Title:    Authorized Signatory

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SCOTIABANC INC.

By:    /s/Thane Rattew
Name:    Thane Rattew
Title:    Managing Director

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